UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 7, 2003
                                                        -----------------


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

             Delaware                     1-5507                06-0842255
 ---------------------------------- ------------------     ------------------
    (State or other jurisdiction       (Commission           (IRS Employer
         of incorporation)             File Number)       Identification No.)


                     P.O. Box 1146, Madison, CT 06443-1146
                     -------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


          Magellan Petroleum Corporation, a Delaware corporation (NASDAQ: MPET) (the "Company") is filing this current report on Form 8-K in order to provide disclosure with respect to the retention of Deloitte & Touche LLP as the Company's independent auditors.

Item 4.          Changes in Registrant's Certifying Accountant
                 ---------------------------------------------

     New Independent Accountants
     ---------------------------

         Effective October 30, 2003, the Audit Committee of the Company's Board of Directors retained Deloitte & Touche LLP as the Company's new independent auditors for the fiscal year ending June 30, 2004.

         During the Company's two most recent fiscal years and the subsequent interim period(s) prior to engaging Deloitte & Touche LLP, neither the Company nor anyone acting on behalf of the Company consulted Deloitte & Touche LLP regarding (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(A)(1)(v) of Regulation S-K). In addition, during the Company's two most recent fiscal years and the subsequent interim period(s) prior to engaging Deloitte & Touche LLP, no written report was provided by Deloitte & Touche LLP to the Company and no oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MAGELLAN PETROLEUM CORPORATION
                                                    (Registrant)


                                            By /s/ James R. Joyce
                                               --------------------------------
                                             Name: James R. Joyce
                                             Title:   President


Date:  October 7, 2003